UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

HYSTER-YALE MATERIALS HANDLING, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive

Cleveland, Ohio 44124-4069

(Address of principal executive offices, including zip code)

(440) 449-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 1, 2016, Hyster-Yale Capital Holding Italy S.r.l., an indirect, wholly-owned subsidiary of Hyster-Yale Materials Handling, Inc. (the “Company”), entered into an Amendment Agreement (the “Amendment”) with the shareholders of Penta Holding S.p.A. (“Penta”), which supplemented the Share Purchase Agreement (the “Agreement”) entered into on February 14, 2016 by the Company and the shareholders of Penta. Among other things, the Amendment provides for a specific allocation of the purchase price for the Penta shares among the sellers, certain changes in the resignation of certain directors and officers, including the selling shareholders, from Penta, Bolzoni S.p.A. (“Bolzoni”) and its subsidiaries as were originally set forth in the Agreement in connection with the closing of the transactions contemplated thereby. The Amendment further provides for certain releases from liability and indemnification of certain directors of Bolzoni’s subsidiaries, governance modifications to Penta in connection with the closing of the transactions contemplated by the Agreement, and updated financial statements of Penta and information in the “notices” section of the Agreement.

The foregoing summary has been included to provide investors and security holders with information regarding its terms and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

2.1	Amendment Agreement, dated April 1, 2016, by and among Hyster-Yale Capital Holding Italy S.r.l., as Purchaser, and Emilio Bolzoni, Roberto Scotti, Franco Bolzoni, Paolo Mazzoni and Pier Luigi Magnelli, as Sellers*

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2016		HYSTER-YALE MATERIALS HANDLING, INC.

	By:	/s/ Charles A. Bittenbender
		Name:	Charles A. Bittenbender
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Amendment Agreement, dated April 1, 2016, by and among Hyster-Yale Capital Holding Italy S.r.l., as Purchaser, and Emilio Bolzoni, Roberto Scotti, Franco Bolzoni, Paolo Mazzoni and Pier Luigi Magnelli, as Sellers*

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.